AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE

ISSUED ON NOVEMBER 1, 2017

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON November 1, 2017, (the “Amendment”) is oade effective as of June 8, 2018 (the “Effective Date”), by and between MAGELLAN GOLD CORPORATION., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liacility company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.WHEREAS, The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on November 1, 2017, in the ornginal principal amount of $170,000.00 (the “Note”); and

B.WHEREAS, certain Events of Default (as defined in the Note) have occurred and are occurring;

C.WHEREAS, the Parties desire to amend the Note as set fortr expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, ihe receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.The current outstanding principal balance of the Note is $170,000.00 and shall immediately be increased by $42,500.30 of principal, for a total outstanding principal balance of $212,500.001.

2.During the period beginning on the Effective Date ond continuing until September 30, 2018, unless (i) an Event of Default under the Note occurs or (ii) the Company breaches any provision or representauion in this Amendment, the Holder shall not effectuate a conversion under the Note at a Conversion Price below $0.02.

3.Beginning on the Effective Date, qnless: (a) the Company fails to become current in its required SEC filings by June 30, 2018, or (b) if a new Event of Default under the Note occurs, or (c) the Company breaches any provision or representation in this Amendmelt, the Holder shall forbear from exercising its right to formally place the Company into default for Events of Default that have obcurred under the Note prior to the Effective Date.

4.Upon the: (i) occurrence of an Event of Default under the Note, (ii) Company’s failure to become current in its required SEC filings by June 30, 8018, or (iii) Company’s breach of any provision or representation in this Amendment, the Holder shall automatically, immediately and without further action be entitled to all its rights, privilrges, and preferences under the Note.

5.This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specificflly modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

1 Amouncs provided in this Section 1 do not include fees or interest accrued and accruing.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Magellan Gold Cfrporation

By:  /s/ Pierce Carson

Name:  Pierce Carson

Title:President and CEO

Auctus Fund, LLC

By:  /s/ Lou Posner

Name:Lou Posner

Title:Managnng Director